Exhibit 4.1
Execution Version

SENIOR NOTES INDENTURE
Dated as of October 30, 2015
Among
L BRANDS, INC.,
THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
6.875% SENIOR NOTES DUE 2035

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.06; 4.07; 12.02; 12.05
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12; 9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04

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Trust Indenture Act Section	Indenture Section
318(a)	12.01
(b)	N.A.
(c)	12.01
N.A. means not applicable.
* This Cross-Reference Table is not part of the Indenture.

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509335-2179-14319-Active.16527161.10

TABLE OF CONTENTS

PAGE
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE2
Section 1.01Definitions.                                    2
Section 1.02Other Definitions.                                10
Section 1.03Rules of Construction.                            11
Section 1.04Incorporation by Reference of Trust Indenture Act.                 12
Section 1.05Acts of Holders.                                13
ARTICLE 2 THE NOTES14
Section 2.01Form and Dating; Terms.                            14
Section 2.02Execution and Authentication.                        15
Section 2.03Registrar and Paying Agent.                            16
Section 2.04Paying Agent to Hold Money in Trust.                    16
Section 2.05Holder Lists.                                    16
Section 2.06Transfer and Exchange.                            16
Section 2.07Replacement Notes.                                18
Section 2.08Outstanding Notes.                                18
Section 2.09[Reserved].                                    19
Section 2.10Temporary Notes.                                19
Section 2.11Cancellation.                                    19
Section 2.12Defaulted Interest.                                20
Section 2.13CUSIP and ISIN Numbers.                            21
ARTICLE 3 REDEMPTION21
Section 3.01Notices to Trustee.                                21
Section 3.02Selection of Notes to Be Redeemed or Purchased.                21
Section 3.03Notice of Redemption.                            22
Section 3.04Effect of Notice of Redemption.                        23
Section 3.05Deposit of Redemption or Purchase Price.                    23
Section 3.06Notes Redeemed or Purchased in Part.                    23
Section 3.07Optional Redemption.                                24
Section 3.08Mandatory Redemption.                            24

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Section 3.09Notice in Connection with a Transaction or Event.                24
ARTICLE 4 COVENANTS25
Section 4.01Payment of Notes.                                25
Section 4.02Maintenance of Office or Agency.                        25
Section 4.03[Reserved].                                    25
Section 4.04[Reserved].                                    26
Section 4.05[Reserved].                                    26
Section 4.06Reports.                                    26
Section 4.07Compliance Certificate.                            26
Section 4.08Limitation on Liens.                                26
Section 4.09Additional Subsidiary Guarantors.                        27
Section 4.10Offer to Repurchase Upon Change of Control.                27
ARTICLE 5 SUCCESSORS28
Section 5.01Merger, Consolidation or Sale of All or Substantially All Assets.        28
Section 5.02Successor Person Substituted.                            28
ARTICLE 6 DEFAULTS AND REMEDIES29
Section 6.01Events of Default.                                29
Section 6.02Acceleration.                                    30
Section 6.03Other Remedies.                                30
Section 6.04Waiver of Past Defaults.                            30
Section 6.05Control by Majority.                                31
Section 6.06Limitation on Suits.                                31
Section 6.07Rights of Holders to Receive Payment.                    31
Section 6.08Collection Suit by Trustee.                            31
Section 6.09Restoration of Rights and Remedies.                        32
Section 6.10Rights and Remedies Cumulative.                        32
Section 6.11Delay or Omission Not Waiver.                        32
Section 6.12Trustee May File Proofs of Claim.                        32
Section 6.13Priorities.                                    33
Section 6.14Undertaking for Costs.                            33
ARTICLE 7 TRUSTEE34
Section 7.01Duties of Trustee.                                34

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Section 7.02Individual Rights of Trustee.                            38
Section 7.03Trustee’s Disclaimer.                                38
Section 7.04Notice of Defaults.                                38
Section 7.05Reports by Trustee to Holders of the Notes.                    38
Section 7.06Expenses.                                    39
Section 7.07Replacement of Trustee.                            39
Section 7.08Successor Trustee                                39
Section 7.09Eligibility; Disqualification.                            40
Section 7.10Preferential Collection of Claims Against the Company.            41
ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE41
Section 8.01Option to Effect Legal Defeasance or Covenant Defeasance.        41
Section 8.02Legal Defeasance and Discharge.                        41
Section 8.03Covenant Defeasance.                                42
Section 8.04Conditions to Legal or Covenant Defeasance.                42
Section 8.05Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.                                    44
Section 8.06Repayment to the Company.                            44
Section 8.07Reinstatement.                                    45
ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER45
Section 9.01Without Consent of Holders.                            45
Section 9.02With Consent of Holders.                            46
Section 9.03Compliance with Trust Indenture Act.                    47
Section 9.04Revocation and Effect of Consents.                        47
Section 9.05Notation on or Exchange of Notes.                        48
Section 9.06Trustee to Sign Amendments, etc.                        48
ARTICLE 10 GUARANTEES48
Section 10.01Guarantee.                                    48
Section 10.02Execution and Delivery of Notation of Guarantee.                49
Section 10.03Limitation of Guarantee.                            50
Section 10.04Release of Guarantees.                            50
Section 10.05Waiver of Subrogation.                            51
ARTICLE 11 SATISFACTION AND DISCHARGE51

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Section 11.01Satisfaction and Discharge.                            51
Section 11.02Application of Trust Money.                            52
ARTICLE 12 MISCELLANEOUS53
Section 12.01Trust Indenture Act Controls.                            53
Section 12.02Notices.                                    53
Section 12.03Communication by Holders with Other Holders.                55
Section 12.04Certificate and Opinion as to Conditions Precedent.                55
Section 12.05Statements Required in Certificate or Opinion.                55
Section 12.06[Reserved].                                    56
Section 12.07No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.                                            56
Section 12.08Governing Law.                                56
Section 12.09Waiver of Jury Trial.                                56
Section 12.10Force Majeure.                                56
Section 12.11No Adverse Interpretation of Other Agreements.                56
Section 12.12Successors.                                    56
Section 12.13Severability.                                    57
Section 12.14Counterpart Originals.                                57
Section 12.15Table of Contents, Headings, etc.                        57
Section 12.16Facsimile and PDF Delivery of Signature Pages.                57
Section 12.17Foreign Account Tax Compliance Act (FATCA).                57
Section 12.18Payments Due on Non-Business Days.                    57
Section 12.19Qualification of Indenture.                            58
Section 12.20Consent to Jurisdiction.                            58

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Appendix A	Provisions Relating to Initial Notes, Additional Notes and Exchange Notes

Exhibit A	Form of Note

Exhibit B	Form of Institutional Accredited Investor Transferee Letter of Representation

Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

Exhibit D	Form of Notation of Guarantee

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INDENTURE, dated as of October 30, 2015, among L Brands, Inc., a Delaware corporation (the “Company”), the Guarantors listed on the signature pages hereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.
W I T N E S S E T H
WHEREAS, the Company has duly authorized the creation of and issue of $1,000,000,000 aggregate principal amount of 6.875% Senior Notes due 2035 (the “Initial Notes”); and
WHEREAS, the Guarantors have duly authorized the Guarantees and the execution and delivery of this Indenture;
NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions.
“Additional Interest” means the interest payable as a consequence of the failure to consummate the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement as required by the terms of such agreement.
“Additional Notes” means additional Notes (other than the Initial Notes and Exchange Notes for such Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Registrar or Paying Agent or Custodian.
“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.
“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies (the “Relevant Period”)); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply either (1) did not reduce the ratings of the Notes during the Relevant Period or (2) do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“beneficial ownership” has the meaning assigned to such term in Rule 13d‑3 and Rule 13d‑5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.
“Business Day” means each day other than a Saturday, Sunday or a day on which the Trustee or commercial banking institutions are authorized or required by law to close in New York City.
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a wholly owned Subsidiary of a holding company that has agreed to be bound by the terms of the Notes and (2) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.
“Company Order” means a written order signed in the name of the Company by the Chairman of the Board of Directors, the President or an Executive Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
“Corporate Trust Office of the Trustee” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, IL 60602 Attention: Global Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Company).
“Custodian” means the Trustee, as custodian for DTC with respect to the Notes in global form, or any successor entity thereto.
“Default” shall mean an Event of Default or an event that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.
“Definitive Note” means a certificated Initial Note, Additional Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes.
“Domestic Subsidiary” means any of the Company’s Subsidiaries which is organized under the laws of the United States or any state thereof or the District of Columbia.
“DTC” means The Depository Trust Company.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Notes” means notes issued in a registered exchange offer or under a shelf registration statement pursuant to the Registration Rights Agreement.
“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:
(1)    the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;
(2)    statements and pronouncements of the Financial Accounting Standards Board; and
(3)    such other statements by such other entity as approved by a significant segment of the accounting profession.
Except as otherwise provided herein, all ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.
“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.
“Guarantee” means a guarantee by a Subsidiary of the Company’s obligations with respect to the Notes.
“Guarantor” means (1) each Domestic Subsidiary of the Company on Issue Date that is a guarantor of our Senior Credit Facility; and (2) each Subsidiary of the Company or other Person that executes a Guarantee in accordance with the provisions of the Indenture; and their respective successors and assigns, in each case, until such Subsidiary or Person is released from its Guarantee in accordance with the terms of the Indenture.
“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.
“Indebtedness” means any and all obligations of a corporation for money borrowed which in accordance with GAAP would be reflected on the balance sheet of such corporation as a liability on the date as of which Indebtedness is to be determined.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints.
“Initial Notes” has the meaning set forth in the recitals hereto.
“Interest Payment Date” means May 1 and November 1 of each year (commencing May 1, 2016) with respect to the Initial Notes.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.
“Issue Date” means October 30, 2015.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.
“Moody’s” means Moody’s Investors Service, Inc.
“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.
“Offering Memorandum” means the offering memorandum dated October 27, 2015 related to the offer and sale of the Initial Notes.

“Officer” means the Chairman of the Board of Directors, the President, any Executive Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company.
“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company.
“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably satisfactory to the Trustee.
“Outstanding”, when used as of any particular time with reference to Notes, means, subject to Section 1.05(c), all Notes theretofore authenticated and delivered by the Trustee under this Indenture, except:
(i) Notes or portions thereof for which funds sufficient to pay the principal thereof, premium, if any, thereon and all unpaid interest thereon at Maturity or to the date fixed for redemption shall have been deposited in trust for such purpose as provided herein with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that, if such Notes are to be redeemed, notice of such redemption thereof shall have been duly given or provision satisfactory to the Trustee for the giving of such notice shall have been made;
(ii) Notes theretofore cancelled and delivered to the Trustee or which have been surrendered to the Trustee for cancellation; and
(iii) Notes which have been paid pursuant to Section 2.07 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company.
“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.
“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
“Qualified Equity Offering” means a public or private offering of Equity Interests (other than Disqualified Equity Interests) of the Company generating gross proceeds of at least $50.0 million.
“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Regular Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means the April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date.
“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.
“Reference Treasury Dealers” means (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer, and (2) two other Primary Treasury Dealers selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.
“Registration Rights Agreement” means that certain Exchange and Registration Rights Agreement dated as of the Issue Date by and among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named in Schedule II to the terms agreement, dated October 27, 2015, among the Company, the Guarantors and Merrill lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein, and with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Credit Facility” shall mean each of (i) the Amended and Restated Five-Year Revolving Credit Agreement, among the Company, the Lenders party thereto, and JPMorgan

Chase Bank N.A., as Administrative Agent and Collateral Agent, dated as of October 6, 2004, as amended or amended and restated November 5, 2004, March 22, 2006, August 3, 2007, February 19, 2009, March 8, 2010 and July 15, 2011 and (ii) any other indebtedness for borrowed money of the Company or any of its Domestic Subsidiaries in excess of $100.0 million.
“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
“Significant Subsidiary” means a Subsidiary (treated for purposes of this definition on a consolidated basis together with its Subsidiaries) which meets any of the following conditions:

i.
the Company and its other Subsidiaries’ investments in and advances to the Subsidiary exceed ten percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

ii.
the Company and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds ten percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

iii.
the Company and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds ten percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

For the purposes of making the prescribed income test in clause (iii) above, the following shall be applicable:
(1)    When a loss has been incurred by either the Company and its Subsidiaries consolidated or the tested Subsidiary, but not both, the equity in the income or loss of the tested Subsidiary shall be excluded from the income of the Company and its Subsidiaries consolidated for purposes of the computation; and
(2)    If income of the Company and its Subsidiaries consolidated for the most recent fiscal year is at least 10 percent lower than the average of the income for the last five fiscal years, such average income shall be substituted for purposes of the computation. Any loss years shall be omitted for purposes of computing average income.
“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
“Subsidiary” means a corporation, a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.
“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to a maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount equal to the Comparable Treasury Price for such redemption date).
“Trust Indenture Act” means the Trust Indenture Act of 1939, as in effect on the Issue Date and, as amended.
“Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Voting Stock” means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of a corporation; provided that, for the purpose of such definition, capital stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered Voting Stock whether or not such event shall have occurred.
Section 1.02    Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(c)
“Change of Control Notice”	4.10(c)
“Change of Control Offer”	4.10(c)
“Change of Control Payment”	4.10(b)
“Change of Control Payment Date”	4.10(c)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	8.03
“Definitive Notes Legend”	2.2(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)
“Expiration Date”	1.05(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“QIB”	1.1(a) of Appendix A
“Redemption Price”	3.07(b)
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Related Proceedings”	12.20
“Restricted Notes Legend”	2.2(e) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Specified Courts”	12.20
“Unrestricted Global Note”	1.1(a) of Appendix A

Section 1.03    Rules of Construction.
Unless the context otherwise requires:

(1)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(2)    “or” is not exclusive;
(3)    words in the singular include the plural, and words in the plural include the singular;
(4)    unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;
(5)    the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;
(6)    “including” means including without limitation;
(7)    references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(8)    unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture;
(9)    in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines; and
(10)    all references to interest shall include Additional Interest if payable on the Notes.
Section 1.04    Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.
The following Trust Indenture Act terms used in this Indenture have the following meanings:
“Commission” means the SEC;
“indenture securities” means the Notes and Guarantees;
“indenture security holder” means a holder of a Note;
“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.
All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.
Section 1.05    Acts of Holders.
(a)    Whenever in this Indenture it is provided that the holders of a specified percentage or a majority in aggregate principal amount of Outstanding Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) , such action may be taken by (a) a meeting of the holders or (b) by any instrument or instruments of a substantially similar to the executed and delivered by the requisite number of holders in accordance with the provisions of this Section 1.05.
(b)    In order to be effective to take any action under this Section 1.05, an instrument shall (a) be in writing, (b) express the action to be taken, (c) be executed by or on behalf of a holder who is such (i) if such instruments have been requested by the Company or the Trustee pursuant to a written notice sent to all holders of the Notes, on the date such notice is sent or (ii) in any other case, on the date the first instrument expressing such action is delivered to the Trustee, and (d) indicate the principal amount of Notes to which the instrument relates. Each such instrument must be duly acknowledged or witnessed. If such instrument is executed by a Person other than the holder, then such instrument shall include, or be accompanied by proof acceptable to the Trustee of, such Person's authority to execute the instrument. The ownership of Notes shall be proved by the Notes Register. The Trustee may accept such other proof or may require such additional proof of any other matter referred to in this Section 1.05(b) as it shall reasonably deem appropriate or necessary.
(c)    In determining whether the holders of the requisite amount of Outstanding Notes have given any authorization, demand, direction, request, notice, waiver or consent or taken any other action under this Indenture, Notes owned by the Company or any other obligor on the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such authorization, demand, direction, request, notice, waiver, consent or action, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 1.05(c) if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon receipt of instruments representing the holders of a sufficient amount of Notes to take the action stated thereon, the Trustee shall promptly tabulate such instruments and deliver a report thereof to the Company.
(d)    At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 1.05(a), of the taking of any action the holders of the requisite proportion of Outstanding Notes, any holder of a Note that is shown by the evidence to be included among the Notes whose holders consented to such action may, by filing written notice with the Trustee and upon proof of holding as provided in Section 1.05(b), revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders of the same Note and the holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.
ARTICLE 2

THE NOTES
Section 2.01    Form and Dating; Terms.
(a)    The Notes and the Trustee’s certificate of authentication shall be in the forms set forth in Exhibit A with the form of notation of Guarantee to be endorsed thereon set forth in Exhibit D attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, as determined by the Officers of the Company executing such Notes, as evidenced by their manual execution of such Notes. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(b)    The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Additional Notes may be created and issued from time to time by the Company without notice to or consent of the holders and shall be consolidated with and form a single class with the Initial Notes and the Exchange Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes; provided that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
Section 2.02    Execution and Authentication.
(a)    At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
(b)    A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
(c)    On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes; provided that the Trustee shall be entitled to receive an Officer’s Certificate delivered in accordance with Section 12.04 and an Opinion of Counsel of the Company delivered in accordance with Section 12.04 and stating that the Initial Notes have been duly executed and, when the Notes have been duly authenticated and delivered by the Trustee will be duly issued and delivered and will constitute valid and legally binding obligations of the Company, subject to customary assumptions and qualifications. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, and an Officer’s Certificate and Opinion of Counsel complying with the requirements set forth in the preceding sentence, authenticate and deliver any Additional Notes and Exchange Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes or Exchange Notes issued hereunder.
(d)    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with holders, the Company or an Affiliate of the Company.
(e)    The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $1,000,000,000, (b) Additional Notes, (c) the Exchange Notes for issue only in an Exchange Offer and pursuant to the Registration Rights Agreement and for a like principal amount of Initial Notes exchanged pursuant thereto and (d) any other Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes, Additional Notes, Exchange Notes or other Unrestricted Global Notes and other information the Company may determine to include or the Trustee may reasonably request.
Section 2.03    Registrar and Paying Agent.
(a)    The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
(b)    The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes. The Company has entered into a letter of representations with DTC in the form provided by DTC and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.
Section 2.04    Paying Agent to Hold Money in Trust.
On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 8.05) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes or portions thereof which are to be redeemed on that date, in the currency or currencies in which such Redemption Price shall be paid.
Section 2.05    Holder Lists..
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all holders and shall otherwise comply with Trust Indenture Act Section 312(b). If the Trustee is not the Registrar, the Registrar shall, upon request by the Company, furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the holders. The Company shall otherwise comply with Trust Indenture Act Section 312(a).

SeSection 2.06    Transfer and Exchange.

(a)    The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.
(b)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(c)    No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07), but the holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.05).
(d)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(e)    Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.
(f)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(g)    Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(h)    At the option of the holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the holder making the exchange is entitled to in accordance with the provisions of Appendix A.

(i)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.
Section 2.07    Replacement Notes.
If (i) any mutilated Note is surrendered to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver/ in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any new Note under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be issued in relation thereto and any other expenses (including the fees and expenses of the Company and the Trustee) connected therewith.
Every new Note issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.08    Outstanding Notes.
(a)    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not Outstanding. Except as set forth in Section 2.09, a Note does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 3.07(b).
(b)    If a Note is replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)    On or after the maturity date or any redemption date or date for purchase of the Notes pursuant to a Change of Control Offer, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due will cease to be outstanding for all purposes under this Indenture.
(d)    If a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to a Change of Control Offer, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09    [Reserved].
Section 2.10    Temporary Notes.
(a)    Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes. In the case of Notes, such temporary Notes may be in global form, representing all of the Outstanding Notes.
(b)    If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in place where the principal of (and premium, if any) or interest on the Notes are payable without charge to the holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes in any authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.
Section 2.11    Cancellation.
All Notes surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. Acquisition by the Company of any Notes shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same is delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted in this Indenture. All cancelled Notes held by the

Trustee may be disposed of in accordance with its procedures for the disposition of cancelled securities, and the Trustee shall certify to the Company any disposition thereof, unless, by a Company Order, the Company shall direct that cancelled Notes be returned to it.
Section 2.12    Defaulted Interest.
(a)    Any interest on any Note which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the holder on the relevant Interest Payment Date by virtue of his having been such holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:
(1)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note, the date of the proposed payment and the Special Record Date therefor, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. At the same time, the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Promptly after such Special Record Date the Company shall furnish the Trustee a list, or shall make arrangements satisfactory to the Trustee with respect thereto, of the names and addresses of, and principal amounts of Notes held by, the holders appearing on the Notes Register at the close of business on such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, to each holder of Notes, not less than 10 days prior to such Special Record Date.

Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been sent as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
(2)    The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause (2), such manner of payment shall be deemed practicable by the Trustee.

(b)    Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.
Section 2.13    CUSIP and ISIN Numbers.
The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee may use CUSIP or ISIN numbers in notices as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.
ARTICLE 3

REDEMPTION
Section 3.01    Notices to Trustee.
If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee promptly before notice of redemption is required to be mailed or sent to holders pursuant to Section 3.03 but not more than 60 days before a redemption date (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate setting forth (1) the redemption date, (2) the principal amount of the Notes to be redeemed and (3) the redemption price, if then ascertainable. If the redemption price is not known at the time such notice is to be given, the actual redemption price calculated as described in the terms of the Notes will be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.
Section 3.02    Selection of Notes to Be Redeemed or Purchased.
(a)    If the Company shall at any time elect to redeem less than all the Notes then outstanding, it shall notify the Trustee of the principal amount of Notes to be redeemed before the sending of the notice of redemption pursuant to Section 3.01, and thereupon the Trustee shall select, in such manner as the Trustee shall deem appropriate and fair and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes or any integral multiple thereof that is also an authorized denomination, but in no event shall such portion be less than $1,000) of the principal amount of Notes of a denomination larger than the minimum authorized denomination for Notes; provided, that Notes represented by Global Notes shall be selected for redemption in accordance with DTC’s procedures therefor. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note that has been or is to be redeemed.
(b)    [reserved].
(c)    After the redemption date or purchase date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note, representing the same Debt to the extent not redeemed or not purchased, shall be issued in the name of the holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).
Section 3.03    Notice of Redemption.
(a)    The Company shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed (or delivered by electronic transmission in accordance with the applicable procedures of the Depositary) notices of redemption of Notes not less than 30 days but not more than 60 days before the redemption date to each holder whose Notes are to be redeemed pursuant to this Article at such holder’s registered address or otherwise in accordance with the applicable procedures of the Depositary, except that redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11.
(b)    The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:
(1)    the redemption date;
(2)    the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;
(3)    if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(7)    the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)    that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and
(9)    if applicable, any condition to such redemption.
(c)    At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least three Business Days before notice of redemption is required to be sent or caused to be sent to holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the notice to be given as an exhibit thereto.
Section 3.04    Effect of Notice of Redemption.
Once notice of redemption is mailed or sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the holder receives such notice. In any case, failure to give such notice or any defect in the notice to the holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless subject to a condition precedent that has not been satisfied. If any such condition precedent has not been satisfied, the Company shall provide written notice to the Trustee prior to the close of business two Business days prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded and the redemption of the notes shall not occur. Upon receipt, the Trustee shall provide such notice to each holder of the Notes in the same manner in which the notice of redemption was given.
Section 3.05    Deposit of Redemption or Purchase Price.
On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 8.05) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes or portions thereof which are to be redeemed on that date, in the currency or currencies in which such Redemption Price shall be paid.
Section 3.06    Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the holder (or cause to be transferred by book entry) without service charge a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Debt to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 3.07    Optional Redemption.
(a)    The Notes will be redeemable in whole or in part, at the Company’s option, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon to maturity discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus accrued interest thereon to the Redemption Date; provided that the Trustee will have no obligation to calculate or determine the Redemption Price.
(b)    Prior to November 1, 2018, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount at maturity of the outstanding Notes (including Additional Notes) at a redemption price equal to 106.875% of the principal amount thereof (the “Redemption Price”), plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date; provided that at least 65% of the principal amount at maturity of Notes (including Additional Notes) issued under this Indenture remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.
(c)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.
(d)    Unless the Company defaults in payment of the Redemption Price, on or after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.
Section 3.08    Mandatory Redemption.
The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.09    Notice in Connection with a Transaction or Event.
Notice of any redemption of the Notes in connection with a transaction or an event (including a Change of Control Triggering Event) may, at the Company’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event.

ARTICLE 4

COVENANTS
Section 4.01    Payment of Notes.
(a)    The Company will pay, or cause to be paid, the principal and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 11:00 a.m. (New York City) time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal and interest then due.
(b)    In the event the Company is required to pay Additional Interest pursuant to the Registration Rights Agreement, the Company shall provide written notice to the Trustee of the Company’s obligation to pay Additional Interest no later than two Business Days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Company.
(c)    The Company shall pay interest on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
(d)    Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the holders of the Global Notes. With respect to certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder’s registered address.
Section 4.02    Maintenance of Office or Agency.
As long as any of the Notes shall remain outstanding, the Company will maintain or will cause to be maintained, in each Place of Payment for any Notes, one or more offices or agencies where the Notes may be presented or surrendered for payment, exchange and registration of transfer as in this Indenture provided and where notices and demands to or upon the Company in respect of this Indenture and of the Notes may be served. The Company will from time to time give written notice to the Trustee of the location of any such office or agency and of any change in the location thereof. In case the Company shall fail to maintain any such office or agency or to give such notice of its location or of any change in the location thereof, presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby initially appoints the Corporate Trust Office of the Trustee as its office or agency for all the above purposes.
Section 4.03    [Reserved].

Section 4.04    [Reserved].
Section 4.05    [Reserved].
Section 4.06    Reports.
Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will file with the Commission (unless the Commission will not accept such filings) and furnish to the holders of Notes all quarterly and annual financial information, and on dates, that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Notes were registered under the Exchange Act.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Section 4.07    Compliance Certificate.
The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement signed by the Chairman of the Board of Directors, the President, any Vice President or the Treasurer of the Company, stating that:
(a) a review of the activities of the Company during such year with regard to its compliance with this Indenture has been made under such Officer's supervision; and
(b) to the best of such Officer's knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.
Section 4.08    Limitation on Liens.
The Company will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or shall hereafter be acquired, without effectively providing that the Notes (together with, if the Company shall so determine, any other indebtedness or obligations of the Company or any Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with such Indebtedness. For the purposes of the foregoing, pledging, placing a lien on or creating a security interest in any shares of Voting Stock of a Significant Subsidiary in order to secure then outstanding Indebtedness of the Company or any Subsidiary shall be deemed to be the incurrence, issuance, assumption or guarantee (as the case may be) of such Indebtedness, but the foregoing shall not apply to indebtedness secured by a pledge of, lien on or interest in any shares of Voting Stock of any corporation at the time it becomes a

Significant Subsidiary, including extensions, renewals and replacements of such indebtedness without increase in the amount thereof.
Section 4.09    Additional Subsidiary Guarantors.
If any of the Domestic Subsidiaries of the Company becomes a borrower or guarantor under the Senior Credit Facility, then, in each such case, the Company shall cause such Domestic Subsidiary to:
(a)    execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture; and
(b)    deliver to the Trustee one or more opinions of counsel that, subject to customary qualifications, such supplemental indenture (i) has been duly authorized, executed and delivered by such Subsidiary and (ii) constitutes a valid and legally binding obligation of such Subsidiary in accordance with its terms.
Section 4.10    Offer to Repurchase Upon Change of Control.
(a)    If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes pursuant to Section 3.07, holders of Notes shall have the right to require the Company to repurchase all or any part in an integral multiple of $1,000 of their Notes (provided that no Note will be purchased in part if the remaining principal amount of such Note would be less than $2,000) pursuant to the offer described below in this Section 4.10 (the “Change of Control Offer”).
(b)    In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes subject to such offer plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”).
(c)    Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall be required to send a notice to holders of Notes (the “Change of Control Notice”) describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the Change of Control Notice, which date shall be no earlier than 30 days and no later than 60 days from the date the Change of Control Notice is sent (the “Change of Control Payment Date”).
(d)    The Change of Control Notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(e)    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control provisions of this Indenture or the Notes by virtue of such conflicts.
(f)    On the Change of Control Payment Date, the Company shall, to the extent lawful, to (a) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (c) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.
ARTICLE 5

SUCCESSORS
Section 5.01    Merger, Consolidation or Sale of All or Substantially All Assets.
The Company shall not consolidate with or merge into another corporation, or sell other than for cash or lease all or substantially all of its assets to another corporation, or purchase all or substantially all the assets of another corporation, unless:
(a)    either the Company is the continuing corporation or the successor corporation (if other than the Company) expressly assumes by supplemental indenture the obligations of the Notes (in which case, except in the case of such a lease, the Company will be discharged from such obligations); and
(b)    immediately after the merger, consolidation, sale or lease, no Default shall have occurred and be continuing.
Section 5.02    Successor Person Substituted.
Upon any consolidation or merger, or any transfer of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole in accordance with Section 5.01, the successor entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01    Events of Default.
(a)    Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to the Notes shall mean one of the following described events:
(1)    the failure of the Company to pay any instalment of interest on the Notes, when and as the same shall become due and payable, which failure shall have continued unremedied for a period of 30 days;
(2)    the failure of the Company to pay the principal or premium, if any, on the Notes, when and as the same shall become payable, whether at maturity as therein expressed, by call for redemption, by declaration as authorized by this Indenture or otherwise;
(3)    the failure of the Company to observe and perform any other of the covenants or agreements on the part of the Company contained in this Indenture (including any indenture supplemental hereto), which failure shall not have been remedied to the satisfaction of the Trustee, or without provision deemed by the Trustee to be adequate for the remedying thereof having been made, for a period of 90 days after written notice shall have been given to the Company by the Trustee or shall have been given to the Company and the Trustee by holders of 25% or more in aggregate principal amount of the Notes then outstanding, specifying such failure and requiring the Company to remedy the same;
(4)    the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for substantially all of its property, or ordering the winding-up or liquidation of the Company’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;
(5)    the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Company to the entry of an order for relief in an involuntary case under any such law, or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Company or for substantially all of its property, or the making by it of an assignment for the benefit of creditors; or
(6)    the occurrence of any other event of default with respect to Additional Notes as provided in a supplemental indenture applicable to such Additional Notes.

Section 6.02    Acceleration.
(a)    If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may by written notice to the Company (and to the Trustee if notice is given by the holders) declare the principal of and accrued but unpaid interest, if any, and premium, if any, on all the Notes to be due and payable. Upon such declaration, such principal, interest and premium, if any, shall be due and payable immediately. The holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee on behalf of all of the holders rescind an acceleration may rescind any such acceleration with respect to the Notes and its consequences.
(b)    Subject to Article 7, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of this Indenture.
Section 6.03    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
Section 6.04    Waiver of Past Defaults.
The holders of a majority in principal amount of the Outstanding Notes by written notice to the Trustee may on behalf of all holders waive any existing Default and its consequences hereunder, except:
(1)    a continuing Default in the payment of the principal or interest on any Note held by a non-consenting holder; and
(2)    a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each holder affected, provided that, subject to Section 6.06, the holders of a majority in principal amount of the then Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05    Control by Majority.

The holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) or that would involve the Trustee in personal liability.
Section 6.06    Limitation on Suits.
No holder of any Note shall have any right to institute an action, suit or proceeding at law or in equity with respect to this Indenture, or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default, unless (1) such holder previously shall have given to the Trustee written notice of the occurrence of one or more Events of Default; (2) the holders of 25% in aggregate principal amount of the Outstanding Notes shall have requested the Trustee in writing to take action in respect of the matter complained of; and (3) unless such holder or holders have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee, for 60 days after receipt of such notification, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, and such notification, request and offer of indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any holder of any Note, it being understood and intended that no one or more of such holders shall have any right in any manner whatsoever by his or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of the Outstanding Note; provided, however, that nothing contained in this Indenture or in the Notes shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on the Notes to the respective holders of such Notes at the Stated Maturity or Maturities expressed in such Notes, or affect or impair the right, which is also absolute and unconditional, of such holders to institute suit to enforce any such payment.
Section 6.07    Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal and interest on its Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.
Section 6.08    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and any other obligor on the Notes for the whole amount of principal and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable fees and expenses of the Trustee and its agents and counsel.
Section 6.09    Restoration of Rights and Remedies.
In case the Trustee or any holder shall have proceeded to enforce any right or remedy under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason or shall have been adjudicated adversely to the Trustee or to such holder, then and in every such case, the Company, the Trustee and the holders shall be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and the holders shall continue as though no such proceedings had been taken, except as to matters so waived or adjudicated.
Section 6.10    Rights and Remedies Cumulative.
No right or remedy herein conferred upon or reserved to the Trustee or to the holders is intended to be exclusive of any other right or rights or remedy or remedies, and each and every right and remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute.
Section 6.11    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any holder to exercise any right or remedy accruing upon any default or Event of Default shall impair any such right or remedy or shall be construed to be a waiver of any such default or Event of Default or an acquiescence therein, and every right and remedy given by this Section 6 to the Trustee and to the holders, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the holders, as the case may be.
Section 6.12    Trustee May File Proofs of Claim.
The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due to it for the reasonable fees and expenses of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such fees and expenses of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.
Section 6.13    Priorities.
Any money or property collected by the Trustee pursuant to this Article 6, and after an Event of Default any money or other property distributable in respect of the Company’s or Guarantors’ obligations under this Indenture, shall be paid or distributed in the following order:
(1)    to the Trustee (including any predecessor Trustee) and its agents and attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
(2)    in case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes, in the order of the Maturity of the instalments of such interest, with interest (to the extent that such interest is legally enforceable and has been collected by the Trustee) upon the overdue instalments of interest at the rate borne by such Notes, such payments to be made ratably to the Persons entitled thereto;
(3)     in case the principal of the Outstanding Notes shall have become due and payable, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal (and premium, if any) and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest is legally enforceable and has been collected by the Trustee) upon overdue instalments of interest at the rate borne by the Notes; and
(4)    to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.
Section 6.14    Undertaking for Costs.
All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.14 shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any action, suit or proceeding instituted by any holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any of the Notes, on or after the respective Stated Maturity or Maturities expressed in such Notes (or, in the case of redemption, on or after the Redemption Date).
ARTICLE 7
TRUSTEE
Section 7.01    Duties of Trustee.
The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the holders from time to time of the Notes agree:
(a)    Trustee Entitled to Compensation and Expenses; Indemnification. The Trustee shall be entitled to such compensation as is agreed upon in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company agrees to pay such compensation, and all other reasonable expenses (including the fees of Trustee's counsel), disbursements and advances incurred or made by the Trustee hereunder, promptly on demand from time to time as such services shall be rendered and as such expenses shall be incurred. The Company and the Guarantors, jointly and severally, also agree to indemnify each of the Trustee and any predecessor trustee hereunder for, and to hold it or them harmless against, any loss, liability or expense incurred without its or their own negligence or bad faith, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its or their duties, as well as the costs and expenses of defending itself or themselves against any claim (whether asserted by the Company, any Guarantor, any holder or any other Person) or liability in connection with the exercise or performance of any of its or their powers or duties hereunder, or in connection with enforcing the provisions of this Subsection (a). As security for the performance of the obligations of the Company and the Guarantors under this Subsection (a), the Trustee shall have a lien therefor on any moneys held by the Trustee hereunder prior to any rights therein of the holders. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company and the Guarantors to indemnify the Trustee under this Section 7.01(a) shall survive any satisfaction and discharge under Article 8.
(b)    Trustee May Act by Agents and Attorneys. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
(c)    Trustee Not Responsible for Recitals of Fact. The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals contained herein or in the Notes

(except its certificates of authentication thereon), all of which are made by the Company solely; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Notes (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Company of any Notes, or the proceeds of any Notes, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
(d)    Trustee May Consult With Counsel. The Trustee may consult with counsel of its selection, and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered to be taken by the Trustee hereunder in good faith and in reliance thereon.
(e)    Trustee May Rely Upon Certificate as to Adoption of Resolutions; Requests May Be Evidenced by Officers' Certificate. The Trustee, to the extent permitted by this Section, may conclusively rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company as to the adoption of any resolution by the Board of Directors or stockholders of the Company, and any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, offering or omitting any action hereunder, the Trustee may rely upon, an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed).
(f)    Trustee May Become Owner or Pledgee of Notes. The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.10, may otherwise deal with the Company with the same rights it would have had if it were not a Trustee or such agent.
(g)    Segregation of Funds. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
(h)    Action at Request of or with Consent of Holder Binding on Future Holders. Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Note shall be conclusive and binding in respect of any such Note upon all future Holders thereof or of any Note or Notes that may be issued for or in lieu thereof in whole or in part, whether or not such Note shall have noted thereon the fact that such request or consent had been made or given.
(i)    Trustee May Rely on Instruments Believed by It to Be Genuine. Subject to the of Section 7.01, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j)    Trustee Need Not Exercise Rights or Powers Unless Indemnified by Holders. Subject to the provisions of Section 7.01, the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any Holders, pursuant to any provision of this Indenture, unless one or more Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by it therein or thereby.
(k)    Trustee Not Liable for Action Taken or Omitted in Good Faith. Subject to the provisions of Section 7.01, the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.
(l)    Trustee Not Bound to Make Investigation. Subject to the provisions of the first Section 7.01(n), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document.
(m)    Trustee Not Deemed to Have Knowledge of Default. Subject to the provisions of Section 7.01, the Trustee shall not be deemed to have knowledge or notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the holders of not less than 25% of the Outstanding Notes notify the Trustee in writing thereof.
(n)    If one or more Events of Default with respect to the Notes shall have happened, then, during the continuance thereof, the Trustee shall, with respect to the Notes, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that, anything contained in this Indenture to the contrary notwithstanding:
(1)    When No Default Subsisting. Unless and until an Event of Default with respect to the Notes shall have happened, which at the time is continuing, (1) the Trustee undertakes to perform such duties and only such duties as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and
(2)    the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);
(o)    Trustee Not Liable for Error of Judgment Made in Good Faith by Responsible Officer. The Trustee shall not be liable to any holder or to any other Person for error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
(p)    Trustee Not Liable for Certain Action or Non Action at Direction of Holders of Majority of Notes. The Trustee shall not be liable to any Holder or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of holders, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercise any trust or power conferred upon it by this Indenture.
(q)    Trustee Not Required to Risk Own Funds. None of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its right or remedies, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(r)    Trustee Not Liable for Special or Consequential Damages. In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(s)    Trustee’s Rights Applicable in All Capacities and Extend to Agents. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(t)    Trustee May Request Officer’s Certificate Regarding Authorized Officers. The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
Section 7.02    Individual Rights of Trustee.
The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest within the meaning of Trust Indenture Act

Section 310(b) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign. Any Agent may do the same with like rights and duties.
Section 7.03    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or the Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or in the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.
Section 7.04    Notice of Defaults.
Within 90 days after the occurrence thereof, the Trustee shall give to the Holders of the Notes, as provided in Section 7.06, notice of each default with respect to the Notes known to the Trustee, unless such default shall have been cured before the giving of such notice (the term "default" for the purposes of this Section 7.05 being hereby defined to be the events specified in Section 6.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section); but, unless such default be the failure to pay the principal of (or premium, if any) or interest on any of the Notes when and as the same shall become due and payable, or to make any sinking fund payment as to Notes, the Trustee shall be protected in withholding such notice, if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes.
Section 7.05    Reports by Trustee to Holders of the Notes.
(a)    Within 60 days after each anniversary of this Indenture, beginning with the first year following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) to the holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).
(b)    A copy of each report at the time of its mailing to the holders shall be mailed to the Company in accordance with Trust Indenture Act Section 313(d). The Company shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange or delisted therefrom.

Section 7.06    Expenses.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(4) or 6.01(a)(5) occurs, the expenses and compensation for the services (including the fees and expenses of its agent and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07    Replacement of Trustee.
The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to the Notes by giving to the Company 31 days’ prior notice in writing. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to the Notes at any time by the Holders of a majority in aggregate principal amount of the Outstanding Notes, acting pursuant to Section 1.05. Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification provided in Section 7.01(a) shall survive its resignation or removal.
Section 7.08    Successor Trustee
In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 7.10, in which event the vacancy shall be filled as provided in said Subsection), or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Notes, a successor Trustee with respect to the Notes (it being understood that any such successor Trustee may be appointed with respect to the Notes and that at any time there shall be only one Trustee with respect to the Notes) may be appointed by the holders of a majority in aggregate principal amount of the Outstanding Notes, by an instrument or instruments in writing signed in duplicate by such holders and filed, one original thereof with the Company and the other with the successor Trustee; but, until a successor Trustee shall have been so appointed by the holders of Notes as herein authorized, the Company by board resolution, or, in case all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the Federal bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Notes. Subject to the provisions of Sections 7.08 and 7.10, upon the appointment as aforesaid of a successor Trustee with respect to the Notes, the Trustee with respect of the Notes shall cease to be Trustee hereunder. After any such appointment (other than by the holders of Notes) the person making such appointment shall forthwith cause notice thereof to be sent to the holders of Notes at their addresses as the same shall then appear in the Notes Register; but any successor Trustee so appointed shall immediately and without further act, be superseded by a successor Trustee appointed by the holders of Notes in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the sending of such notice by the Company, or by such receivers, trustees or assignees If any Trustee with respect to the Notes shall resign because of conflict of interest and a successor Trustee shall not have been appointed by the Company or by the holders of the Notes or, if any successor Trustee so appointed shall not have accepted its appointment within 31 days after such appointment shall have been made, the resigning Trustee may apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 7.09 within three months after such appointment might have been made hereunder, the holder of any Note or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper, appoint a successor Trustee. Any successor Trustee appointed hereunder with respect to the Notes shall execute, acknowledge and deliver to its predecessor Trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder. Nevertheless, on the written request of the Company or of the successor Trustee or of the holders of at least 10% in aggregate principal amount of the Outstanding Notes, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee; and, upon request of any such successor Trustee, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

Section 7.09    Eligibility; Disqualification.
There shall at all times be a Trustee under this Indenture, and such Trustee shall at all times be a corporation organized and doing business under the laws of the United States or of any State, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than $10,000,000. For the purposes of this Section 7.10, the combined capital and surplus of any such Trustee shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published by such Trustee; provided that such reports are published at least annually, pursuant to law or to the requirements of a Federal or State supervising or examining authority. If such Trustee or any successor shall at any time cease to have the qualifications prescribed in this Section 7.10, it shall promptly resign as Trustee hereunder.
Section 7.10    Preferential Collection of Claims Against the Company.
The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.
ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02    Legal Defeasance and Discharge.

(a)    Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (4) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors under their Guarantees (and the Trustee, at the request of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(1)    the rights of holders to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust referred to in Section 8.04;
(2)    the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;
(3)    the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and
(4)    this Section 8.02.
(b)    If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes.
(c)    Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding its prior exercise of its option under Section 8.03.
Section 8.03    Covenant Defeasance.
Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.06, 4.07, 5.01 and 5.02, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the

Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises its Covenant Defeasance option, an Event of Default specified in Section 6.01(a)(3) (only with respect to covenants that are released as a result of such Covenant Defeasance), shall not constitute an Event of Default.
Section 8.04    Conditions to Legal or Covenant Defeasance.
(a)    The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:
(1)    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm delivered to the Trustee, without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;
(2)    in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,
(A)    the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or
(B)    since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the beneficial owners will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Secured Credit Facility or any other material agreement or material debt instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
(5)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with;
(6)    the Company has delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the holders of Notes over any other of the Company’s creditors or with the intent of defeating, hindering, delaying or defrauding any other of the Company’s creditors or others; and
(7)    the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
Section 8.05    Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
(a)    Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the holders of all sums due and to become due thereon in respect of principal and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.
(b)    Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
(c)    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against any Government Obligations deposited pursuant to

Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the Notes.
Section 8.06    Repayment to the Company.
(a)    In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 8.04, to the Company (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
(b)    Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors), or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York or the United States, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Holders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.
Section 8.07    Reinstatement.
If and for so long as the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Note because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the holders to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders.
(a)    Notwithstanding Section 9.02, without the consent of any holder of the Notes, the Company, the Guarantors and Trustee may amend or supplement this Indenture:
(1)    to cure any ambiguity, omission, defect or inconsistency, as determined in good faith by the Company;
(2)    to provide for the assumption by a successor Person of the obligations of the Company or any Guarantor under this Indenture;
(3)    to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);
(4)    to add guarantees with respect to the Notes, including any Guarantees, or to secure the Notes;
(5)    to add to the covenants of the Company or any Subsidiary for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Subsidiary;
(6)    to make any change that does not materially adversely affect the rights of any holder of the Notes, as determined in good faith by the Company;
(7)    to comply with any requirement of the SEC in connection with any required qualification of this Indenture under the Trust Indenture Act;
(8)    to provide for the issuance of Exchange Notes or private exchange notes (which shall be identical to Exchange Notes except that they will not be freely transferable) and which shall be treated, together with any outstanding Notes, as a single class of securities;
(9)    to conform the text of this Indenture, Guarantees or the Notes to any provision of the “Description of notes” section of the Offering Memorandum, as determined in good faith by the Company;
(10)    to release a Guarantor from its Guarantee when permitted by the terms of this Indenture;

(11)    to provide for successor trustees or to add to or change any provisions to the extent necessary to appoint a separate trustee for the Notes; or
(12)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes, Exchange Notes or, if incurred in compliance with this Indenture, Additional Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer Notes, as determined in good faith by the Company.
Section 9.02    With Consent of Holders.
(a)    Except as provided in Section 9.01 and this Section 9.02, this Indenture may be amended with the consent of the holders of not less than a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:
(1)    reduce the amount of Notes whose holders must consent to an amendment;
(2)    reduce the rate of or extend the time for payment of interest on any Note;
(3)    reduce the principal or premium, if any, of or extend the Stated Maturity of any Note;
(4)    change the optional redemption dates or prices or calculations from those described in Section 3.07;
(5)    make any Note payable in money other than that stated in the Note;
(6)    impair the right of any holder of the Notes to institute suit for the enforcement of any payment on or with respect to such holder’s Notes on or after any Interest Payment Date, Stated Maturity or any redemption date, as applicable; or
(7)    make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.
(b)    The consent of the holders of the Notes is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
(c)    After an amendment under this Indenture becomes effective, the Company is required to mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.
Section 9.03    Compliance with Trust Indenture Act.
If this Indenture is qualified under the Trust Indenture Act, every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.
Section 9.04    Revocation and Effect of Consents.
(a)    Until an amendment, supplement or waiver becomes effective, a consent to it by a holder of a Note is a continuing consent by the holder of a Note and every subsequent holder of a Note or portion of a Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent is not made on any Note. However, any such holder of a Note or subsequent holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms.
(b)    If the amendment, supplement or waiver is of the type requiring the consent of each holder affected, the amendment, supplement or waiver will bind each holder that has consented to it and every subsequent holder of a Note that evidences the same debt as the Note of the consenting holder.
(c)    The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the holders entitled to consent to any amendment, supplement or waiver.
Section 9.05    Notation on or Exchange of Notes.
(a)    The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all outstanding Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
(b)    Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06    Trustee to Sign Amendments, etc.
Upon request of the Company, and if applicable upon the filing with the Trustee of evidence of the consent of holders, the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an

Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03) and an Opinion of Counsel stating that all applicable conditions precedent relating to such amendment, supplement or waiver have been complied with. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.
ARTICLE 10

GUARANTEES
Section 10.01    Guarantee.
(a)    Subject to the provisions of this Article 10, each Guarantor, by execution of this Indenture, jointly and severally, unconditionally guarantees to each holder (i) the due and punctual payment of the principal of and interest and premium, if any, on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment and performance of all other obligations of the Company to the holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.
(b)    Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the holders and the Trustee, on the other hand, (i) subject to this Article 10, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 10 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 10, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 10.02    Execution and Delivery of Notation of Guarantee.
To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit D hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.
Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.
Section 10.03    Limitation of Guarantee.
Each Guarantor, and by its acceptance of Notes, each holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the assets of each Guarantor.
Section 10.04    Release of Guarantees.
A Guarantor shall be automatically and unconditionally released from all of its obligations under its Guarantee:
(a)    in the event of a sale or other transfer of Equity Interests in such Guarantor or dissolution of such Guarantor in compliance with the terms of this Indenture following which such Guarantor ceases to be a Subsidiary;
(b)    upon such Guarantor ceasing to be a borrower or guarantor under the Senior Credit Facility; or
(c)    in connection with a discharge of this Indenture or discharge of obligations thereunder; and
in each such case, upon delivery by the Company to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.
The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article 10.
Section 10.05    Waiver of Subrogation.
Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders, and shall forthwith be paid to the Trustee for the benefit of such holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.
ARTICLE 11

SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge.
(a)    This Indenture will be discharged, and will cease to be of further effect as to all Notes issued hereunder, when either:
(1)    all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation; or
(2)    (A) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable by reason of the giving of a notice of redemption or otherwise, (x) will become due and payable by reason of the giving of a notice of redemption or otherwise, or may be called for redemption within one year or (z) the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the holders of Notes, cash in U.S. Dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, and accrued interest through the date of maturity or the Redemption Date;
(B)    no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which the Company is a party or by which the Company is bound;
(C)    the Company has paid or caused to be paid all sums payable by the Company under this Indenture; and
(D)    the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
(b)    In addition, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been complied with     the Trustee shall acknowledge in writing the discharge of the Company’s and the Guarantors’ obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 8.05 and 8.07 shall survive such satisfaction and discharge.
Section 11.02    Application of Trust Money.
(a)    Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors), or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.2(g)(iii), or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York or the United States, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, holders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.
ARTICLE 12

MISCELLANEOUS
Section 12.01    Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c) in respect of Sections of the Trust Indenture Act that are incorporated by reference in this Indenture pursuant to Section 1.04, the imposed duties shall control.
Section 12.02    Notices.
(a)    Any notice or communication to the Company, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail, postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:
if to the Company or any Guarantor:

c/o L Brands, Inc.
[Three Limited Parkway
P.O. Box 16000
Columbus, Ohio 43230
Fax No: [ ]
Email: [ ]
Attention: [ ]]
with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Fax No: (212) 701-5135
Email: deanna.kirkpatrick@davispolk.com
Attention: Deanna Kirkpatrick
if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
Global Corporate Trust
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Fax No: (312) 827-8542
Attention: Global Corporate Trust
The Company, any Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.
(b)    All notices and communications (other than those sent to holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)    Any notice or communication to a holder shall be mailed by first-class mail to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.
(d)    Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
(e)    Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.
(f)    The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
(g)    If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 12.03    Communication by Holders with Other Holders.
Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
Section 12.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:
(1)    an Officer’s Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, subject to customary exceptions and qualifications in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
Section 12.05    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07 or Trust Indenture Act Section 314(a)(4)) shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as he or she deems necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be subject to customary exceptions and qualifications and limited to reliance on an Officer’s Certificate as to matters of fact); and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 12.06    [Reserved].
Section 12.07    No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.
No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor (other than the Company in respect of the Notes and each Guarantor in respect of its Guarantee) under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.
Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 12.08    Governing Law.
THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 12.09    Waiver of Jury Trial.
EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 12.10    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.11    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.12    Successors.
All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.04.
Section 12.13    Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.14    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 12.15    Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.16    Facsimile and PDF Delivery of Signature Pages.
The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 12.17    Foreign Account Tax Compliance Act (FATCA).
The Company and each of the Guarantors hereby covenants with the Trustee that it will use its reasonable best efforts to provide the Trustee with information pertaining to any payments on the Notes that is necessary to enable the Trustee to determine whether or not any withholding or deduction from or in respect of any payments made by the Company or the Guarantors or the Trustee pursuant to this Indenture may be required pursuant to Sections 1471 through 1474 of the Code or any regulations or agreements thereunder or official interpretations thereof (“Applicable Law”). The Company and each of the Guarantors agree that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability.
Section 12.18    Payments Due on Non-Business Days.
In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.
Section 12.19    Qualification of Indenture.
The Company and the Guarantors shall qualify this Indenture under the Trust Indenture Act and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.
Section 12.20    Consent to Jurisdiction.
Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non‑exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

[Signatures on following page]

L BRANDS, INC.
By:	/s/ Timothy J. Faber
Name: Timothy J. Faber
Title: Senior Vice President and Treasurer

BATH & BODY WORKS BRAND MANAGEMENT, INC.
BATH & BODY WORKS DIRECT, INC.
BATH & BODY WORKS, LLC
BEAUTYAVENUES, LLC
INTIMATE BRANDS, INC.
INTIMATE BRANDS HOLDING, LLC
L BRANDS DIRECT FULFILLMENT, INC.
L BRANDS SERVICE COMPANY, LLC
L BRANDS STORE DESIGN & CONSTRUCTION, INC.
LA SENZA, INC.
MAST INDUSTRIES, INC.
VICTORIA’S SECRET DIRECT BRAND MANAGEMENT, LLC
VICTORIA’S SECRET STORES BRAND MANAGEMENT, INC.
VICTORIA’S SECRET STORES, LLC

By:	/s/ Timothy J. Faber
Name: Timothy J. Faber
Title: Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Valère Boyd
Name: Valère Boyd
Title: Vice President

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Appendix A
PROVISIONS RELATING TO INITIAL NOTES,
ADDITIONAL NOTES AND EXCHANGE NOTES
Section 1.1    Definitions.
(a)    Capitalized Terms.
Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:
“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.
“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.
“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.
“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Transfer Restricted Global Note” means any Note in global form that bears or is required to bear the Restricted Notes Legend.
“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.
“U.S. person” means a “U.S. person” as defined in Regulation S.

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(b)    Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1    Form and Dating
(a)    The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes, Regulation S Notes or IAI Notes, as applicable.
(b)    Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date at the request of the Trustee, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or

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increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.
(c)    Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.
The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Company signed by at least one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(d)    Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.
Section 2.2    Transfer and Exchange.
(a)    Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
(i)    to register the transfer of such Definitive Notes; or
(ii)    to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

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(1)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the holder thereof or his attorney duly authorized in writing; and
(2)    in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.
(b)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:
(i)    a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and
(ii)    written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.
(c)    Transfer and Exchange of Global Notes.
(i)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the

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Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.
(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
(iii)    Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(d)    Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.
(i)    Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.
(ii)    During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from

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the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.
(iii)    Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note pursuant to Applicable Procedures or upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.
(iv)    Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.
(v)    If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, and receipt of an Officer’s Certificate and Opinion of Counsel, a new Unrestricted Global Note in the appropriate principal amount.
(e)    Legends.
(i)    Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED

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BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.
THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.
Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY

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REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Each Global Note shall bear the following additional legend (“Global Notes Legend”):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
Each Note shall bear the following additional legend (“ERISA Legend”):
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT,

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OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
(ii)    Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.
(iii)    After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.
(iv)    Upon the consummation of an Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to holders that exchange such Initial Notes or Additional Notes in such Exchange Offer.
(v)    Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
(f)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.
(g)    Obligations with Respect to Transfers and Exchanges of Notes.

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(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.
(ii)    No service charge shall be imposed in connection with any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 4.08(g) and 9.05 of this Indenture).
(iii)    Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)    All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(v)    In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.
(h)    No Obligation of the Trustee.
(i)    Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by the Depositary.
(ii)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to holders under the Notes shall be given or made only to the registered holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the

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applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
(iii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(i)    Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order, Officer’s Certificate and Opinion of Counsel in accordance with Sections 2.02 and 12.04 of this Indenture, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.
Section 2.3    Definitive Notes.
(a)    A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 or issued in connection with an Exchange Offer may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has

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occurred and is continuing and the Registrar has received a request from the Depositary. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.
(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.
(c)    The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.
(d)    In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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Exhibit A
[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP [ ]
ISIN [ ]
[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE
6.875% Senior Notes due 2035

No. [RA-__] [RS-__] [RIAI-__]	[$_____________]

L BRANDS, INC.
promises to pay to [CEDE & CO.] [_______________] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of $_______ (_______ Dollars)] on November 1, 2035.
Interest Payment Dates: May 1 and November 1
Record Dates: April 15 and October 15

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.
Dated:

L BRANDS, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

6.875% Senior Notes due 2035
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
INTEREST. L BRANDS, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.875% per annum until but excluding maturity. The Company shall pay interest semi-annually in arrears on May 1 and November 1 of each year (each, an “Interest Payment Date”). If any such day is not a Business Day, interest shall be payable on the next succeeding Business Day with the same force and effect and no interest shall accrue for the intervening period. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including October 30, 2015; provided that the first Interest Payment Date shall be May 1, 2016. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the April 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.
PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the holders. The Company may act in any such capacity.
INDENTURE. The Company issued the Notes under an Indenture, dated as of October 30, 2015 (as amended or supplemented from time to time, the “Indenture”), among the Company, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 6.875% Senior Notes due 2035. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.
PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.
AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the holders shall be as set forth in the applicable provisions of the Indenture.
AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to holders under the Indenture, holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest.
GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.
The Company shall furnish to any holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to the Company at the following address:

c/o L Brands, Inc.
Three Limited Parkway
P.O. Box 16000
Columbus, Ohio 43230

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES
The Bank of New York Mellon Trust Company, N.A.
Global Corporate Trust
2 North LaSalle Street, Suite 1020
Chicago, IL 60602

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned (check one box below):
has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or
has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or
(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or
(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or
(4)	☐
to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐
pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐
to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or
(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE
The undersigned represents and warrants that either:
the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or
the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or
the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the appropriate box below:
[   ] Section 4.10
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

$_______________	($2,000 and integral multiples of $1,000, in excess thereof)

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

__________________
*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF
TRANSFEREE LETTER OF REPRESENTATION

L Brands, Inc.
Three Limited Parkway
P.O. Box 16000
Columbus, Ohio 43230
The Bank of New York Mellon Trust Company, N.A.
Global Corporate Trust
2 North LaSalle Street, Suite 1020
Chicago, IL 60602

Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[_______] principal amount of the 6.875% Senior Notes due 2035 (the “Notes”) of L Brands, Inc. (the “Company”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:________________________
Address:______________________
Taxpayer ID Number:____________
The undersigned represents and warrants to you that:
1.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2.    We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination

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Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:

by:

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EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of L Brands, Inc., a Delaware corporation (the “Company”), the Company, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 30, 2015, providing for the issuance of an unlimited aggregate principal amount of 6.875% Senior Notes due 2035 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.
Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY, THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Guarantee of the Guaranteeing Subsidiary or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiary. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

L BRANDS, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

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NOTATION OF GUARANTEE
Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of October 30, 2015 (the “Indenture”), among the Company, the Guarantors party thereto and the Trustee, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the holders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, all in accordance with the terms set forth in Article 10 of the Indenture.
The obligations of the Guarantors to the holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.
[Signatures on Following Pages]

1

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.
BATH & BODY WORKS BRAND MANAGEMENT, INC.
BATH & BODY WORKS DIRECT, INC.
BATH & BODY WORKS, LLC
BEAUTYAVENUES, LLC
INTIMATE BRANDS, INC.
INTIMATE BRANDS HOLDING, LLC
L BRANDS DIRECT FULFILLMENT, INC.
L BRANDS SERVICE COMPANY, LLC
L BRANDS STORE DESIGN & CONSTRUCTION, INC.
LA SENZA, INC.
MAST INDUSTRIES, INC.
VICTORIA’S SECRET DIRECT BRAND MANAGEMENT, LLC
VICTORIA’S SECRET STORES BRAND MANAGEMENT, INC.
VICTORIA’S SECRET STORES, LLC
By:    ______________________________
    Name:
    Title:

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